As filed with the Securities and Exchange Commission on September 8, 1997 Registration No. 333-_____
====================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                         -------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                         -------------------------

                    INTERNET COMMUNICATIONS CORPORATION
                       (Exact name of registrant as specified in its charter)
                         -------------------------

                COLORADO                             84-1095516
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)              Identification Number)

                          7100 EAST BELLEVIEW AVENUE
                          SUITE 201
                          ENGLEWOOD, COLORADO  80111
                          (303) 770-7600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

              INTERNET COMMUNICATIONS CORPORATION
                1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
              INTERNET COMMUNICATIONS CORPORATION
                1996 INCENTIVE STOCK PLAN
              (Full titles of plans)

  -------------------------

           PAUL W. GREIVING                     WITH A COPY TO:
           CHIEF FINANCIAL OFFICER              NICK NIMMO, ESQ.
           7100 EAST BELLEVIEW AVENUE           HOLME ROBERTS & OWEN LLP
           SUITE 201                            1700 LINCOLN, SUITE 4100
           DENVER, COLORADO  80202              DENVER, COLORADO  80203
           (303) 770-7600                       (303) 866-0216
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)
                         -------------------------

                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                    Proposed      Proposed
Title of                            maximum       maximum
securities            Amount        offering      aggregate     Amount of
to be                 to be         price         offering      registration
registered            registered    per share     price         fee

Common Stock,          915,000(1)   $7.9375(1)    $7,262,812    $2200.86 (2)
par value $.01
per share

====================================================================

(1)  Calculated pursuant to Rule 457(h).
                                    1

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed or to be filed with the Commission by the Company under the Exchange Act are herein incorporated by reference:

     (a) The Company's Annual Report on Form 10-KSB for the year ended January 31, 1997, file no. 0-19578.

     (b) The Company's Current Report on Form 8-K, as filed with the Commission on May 27, 1997, file no. 0-19578.

     (c) The Company's Quarterly Reports on Form 10-QSB for the quarter ended April 30, 1997, file no. 0-19578.

     (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-43029), filed with the Commission on November 9, 1993.

     (e) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation provide that the Company has the right and/or duty to indemnify a director of the Company to the extent provided by statute and to indemnify any officer, employee or agent of the Company who is not a director to the extent provided by law, or to a greater extent if consistent with law and if provided by resolution of the shareholders or directors, or in a contract.

         Section 7-109-102 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interest, or (ii) in all other cases, his conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The section further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

         The statute limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit.

         The statute permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the articles of incorporation, the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

8.   EXHIBITS.

    4.1 Internet Communications Corporation 1995 Non-Employee Director Stock Option Plan.
    4.2  Internet Communications Corporation 1996 Incentive Stock Plan.  (1)
    5.1  Opinion and Consent of Holme Roberts & Owen LLP.
   23.1  Consent of Counsel.  See Exhibit 5.1
   23.2  Consent of Hein + Associates LLP
   24.1  Power of Attorney.  See the signature page hereof.
- --------------------

(1) Filed previously as an appendix to the Company's Proxy Statement filed in connection with the July 10, 1997 Annual Meeting of Shareholders, and incorporated herein by reference.

9.   UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 2nd day of September, 1997.

                             INTERNET COMMUNICATIONS CORPORATION


                              By: /s/ PAUL W. GREIVING
                                  PAUL W. GREIVING
                                  Treasurer

     Each person whose signature appears below does hereby make, constitute and appoint each of PAUL W. GREIVING and THOMAS C. GALLEY as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 2, 1997.

Name and Signature                            Title
- -------------------------                     -----


/s/ THOMAS C. GALLEY                          Chairman, President and
- ------------------------------------          Chief Executive Officer
THOMAS C. GALLEY                              (Principal executive officer)


/s/ PAUL W. GREIVING                          Treasurer (Principal financial
- ------------------------------------          and accounting officer)
PAUL W. GREIVING


/s/ ARNELL J. GALLEY                          Secretary
- ------------------------------------
ARNELL J. GALLEY


                                              Director
- ------------------------------------
JOSEPH P. NACCHIO


                                              Director
- ------------------------------------
RICHARD T. LIEBHABER

                                              Director
- ------------------------------------
PETER A. GUGLIELMI


/s/ WILLIAM J. MAXWELL                        Director
- ------------------------------------
WILLIAM J. MAXWELL


/s/ JOHN M. COUZENS                           Director
- ------------------------------------
JOHN M. COUZENS


/s/ CRAIG D. SLATER                           Director
- ------------------------------------
CRAIG D. SLATER


                             EXHIBIT INDEX

Exhibit
No.       Description
- - -------   -----------
    4.1 Internet Communications Corporation 1995 Non-Employee Director Stock Option Plan
    4.2  Internet Communications Corporation 1996 Incentive Stock Plan. (1)
    5.1  Opinion and Consent of Holme Roberts & Owen LLP.
   23.1  Consent of Counsel.  See Exhibit 5.1
   23.2  Consent of Hein + Associates LLP
   24.1  Power of Attorney.  See the signature page hereof.
- --------------------

(1) Filed previously as an appendix to the Company's Proxy Statement filed in connection with the July 10, 1997, Annual Meeting of Shareholders, and incorporated herein by reference.